UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 23, 2010

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)
Merriman Curhan Ford Group, Inc.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Officer

Effective September 23, 2010, Peter V. Coleman resigned from his position as Chief Executive Officer of our subsidiary, Merriman Capital, Inc.  Mr. Coleman will continue to serve as our Chief Financial Officer and has also been appointed Chief Financial Officer of our subsidiary, Merriman Capital, Inc. effective September 23, 2010.

(c) Resignation of Officer

Effective September 23, 2010, Alex Seiler was appointed Chief Executive Officer of our subsidiary, Merriman Capital, Inc.  As noted above, Peter V. Coleman has been appointed Chief Financial Officer of our subsidiary, Merriman Capital, Inc., also effective September 23, 2010.

Item 9.01(d)	Exhibits

99.1	Press Release announcing appointment of Alex Seiler as Chief Executive Officer of Merriman Capital, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN HOLDINGS, INC.

Date: September 24, 2010	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer